Exhibit (a)(1)(E)

Offer To Purchase For Cash

All Issued and Outstanding Ordinary Shares

of

EURAND N.V.

a public limited liability company organized under the laws of The Netherlands at

$12.00 NET PER SHARE

Pursuant to the Offer to Purchase dated December 21, 2010

by

AXCAN PHARMA HOLDING B.V.

a private limited liability company organized under the laws of The Netherlands which is a wholly owned indirect subsidiary of

AXCAN HOLDINGS INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON JANUARY 20, 2011, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

December 21, 2010

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated December 21, 2010 (what we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (what we refer to as the “Letter of Transmittal” and what, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, we refer to as the “Offer”) in connection with the offer by Axcan Pharma Holding B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands (which we refer to as “Purchaser”) and a wholly owned indirect subsidiary of Axcan Holdings Inc., a Delaware corporation (which we refer to as “Parent”), to purchase all issued and outstanding ordinary shares, par value €0.01 per share (which we refer to as “Shares”), of Eurand N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands (which we refer to as “Eurand”), at a purchase price of $12.00 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $12.00 per Share, net to you in cash, without interest and less any applicable withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made pursuant to a Share Purchase Agreement, dated as of November 30, 2010, which was subsequently amended by Amendment No. 1 to Share Purchase Agreement, dated as of December 16, 2010 (as it may be further amended from time to time, the “Purchase Agreement”), by and among Purchaser, Parent and Eurand. Pursuant to the Purchase Agreement, Purchaser will accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer (the “Offer Closing”) as promptly as practicable after the expiration of the Offer (as the same may be extended pursuant to the Purchase Agreement). Unless the Offer is so extended, Purchaser expects the Offer Closing to occur on January 20, 2011. The Purchase Agreement provides, among other things, that simultaneous with the Offer Closing, Eurand shall sell, effective as of the Offer Closing, all or substantially all of the assets of Eurand (including the shares of its subsidiaries) to Purchaser or one or more of its designees for aggregate consideration equal to (i) a note payable (the “Note Payable”) from Buyer or one or more of its designees in an aggregate principal amount equal to the Offer Price multiplied by the total number of outstanding Shares as of the Offer Closing (which Note Payable shall be prepayable without penalty or premium), and (ii) the assumption by Purchaser or its designees of all liabilities and obligations of Eurand, whether actual, contingent or otherwise, including the express assumption of all contractual obligations (and also including the related obligation of Purchase or its designees to fully indemnify and hold harmless Eurand with respect to all such assumed liabilities and obligations) (the transaction described in this sentence, the “Asset Sale”). Following the Offer Closing, Purchaser will provide for a subsequent offering period in accordance with Rule 14d-11 under the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder (the “Exchange Act”) of at least ten business days (the “Subsequent Offering Period”). Any shares tendered during the Subsequent Offering Period will be acquired by Purchaser at the Offer Price, net to the seller in cash, without interest thereon and less any applicable withholding taxes. At the conclusion of the Subsequent Offering Period, Purchaser or one or more of its designees will repay to Eurand an amount of the Note Payable equal to the Offer Price multiplied by the number of Shares not tendered in the Offer or during the Subsequent Offering Period. Purchaser then intends to cause Eurand to be dissolved and liquidated, in accordance with Dutch liquidation procedures, with the assets of Eurand being distributed as follows by means of a liquidation distribution: (i) each holder of Shares that were not tendered in the Offer or during the Subsequent Offering Period shall receive cash in an amount equal to the Offer Price multiplied by the number of untendered Shares then held by such holder, without interest thereon and less any applicable withholding taxes and (ii) Purchaser shall receive (in kind) the Note Payable. In connection with the Asset Sale, Purchaser shall provide a guarantee to the liquidator as to any deficit in the estate of Eurand, so as to enable the liquidator to pay the Offer Price per Share (less withholding taxes, if any) by means of an advance liquidation distribution to holders of Shares that were not tendered in the Offer or during the Subsequent Offering Period (the “Post-Closing Reorganization”).

4. The Offer and withdrawal rights will expire at 12:01 a.m., New York City time, on January 20, 2011, unless the Offer is extended by Purchaser or earlier terminated.

5. The Offer is subject to certain conditions described in Section 15 of the Offer to Purchase.

6. Tendering stockholders who are record owners of their Shares and who tender directly to American Stock Transfer & Trust Company, LLC (the “Depositary”) will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Issued and Outstanding Ordinary Shares

of

EURAND N.V.

a public limited liability company organized under the laws of The Netherlands at

$12.00 NET PER SHARE

Pursuant to the Offer to Purchase dated December 21, 2010

by

AXCAN PHARMA HOLDING B.V.

a private limited liability company organized under the laws of The Netherlands which is a wholly owned indirect subsidiary of

AXCAN HOLDINGS INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 21, 2010 (what we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (what we refer to as the “Letter of Transmittal” and what, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, we refer to as the “Offer”), in connection with the offer by Axcan Pharma Holding B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands (which we refer to as “Purchaser”) and a wholly-owned indirect subsidiary of Axcan Holdings Inc., a Delaware corporation, to purchase all issued and outstanding ordinary shares, par value €0.01 per share (which we refer to as “Shares”), of Eurand N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands, at a purchase price of $12.00 per Share, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED
HEREBY:	SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Purchase).

Dated:
Signature(s)

Please Print Names(s)

Address:
(Include Zip Code)

Area code and Telephone no.

Tax Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.